Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements and each related Prospectus:

(i)	Registration Statement (Form S-8 No. 333-103209) pertaining to the AirTran Holdings, Inc. 2002 Long-Term Incentive Plan,
(ii)	Registration Statement (Form S-3 No. 333-107415) of AirTran Holdings, Inc.,
(iii)	Registration Statement (From S-3 No. 333-127590) of AirTran Holdings, Inc.,
(iv)	Registration Statement (Form S-8 No. 333-127595) pertaining to the AirTran Holdings, Inc. Amended and Restated 2002 Long-Term Incentive Plan; and
(v)	Registration Statement (Form S-4 No. 333-139917) of AirTran Holdings, Inc.

of our report dated February 27, 2007, except for Note 1, as to which the date is August 9, 2007, with respect to the consolidated financial statements and schedule of AirTran Holdings, Inc., and our report dated February 27, 2007, except for the effects of the material weakness described in the sixth paragraph of such report, as to which the date is August 9, 2007, with respect toAirTran Holdings, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of AirTran Holdings, Inc., included in this Annual Report (Form 10-K/A) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Atlanta, Georgia

August 9, 2007